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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference, in this Registration Statement of Aviron on Form S-3 for the registration of $58,000,000 of its securities, of the reference to our firm under the caption "Experts" included in the Registration Statement (Form S-3 No. 333-52028) and to the incorporation by reference in this Registration Statement of our report dated February 17, 2000, with respect to the financial statements of Aviron included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP
Palo Alto, California
January 29, 2001